Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

1-800-FLOWERS.COM, Inc.

Jericho, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-276042, 333-259759, 333-192304, 333-164727, and 333-119999) of 1-800-FLOWERS.COM, Inc. and Subsidiaries (the "Company") of our reports dated September 6, 2024, relating to the consolidated financial statements and schedule, and the effectiveness of the Company's internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Melville, New York

September 6, 2024